EXHIBIT 99.1
                                                                    ------------

CONTACT:     JIM RADOSEVICH
             VICE PRESIDENT, CORPORATE FINANCE & INVESTOR RELATIONS
             PHONE:  847-304-5800; EMAIL--JIM.RADOSEVICH@CLARKCONSULTING.COM

                 CLARK CONSULTING REPORTS SECOND QUARTER RESULTS

Barrington, IL, July 29, 2004 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced its second quarter results.

SECOND QUARTER OVERVIEW

         o Cash flow generated from operations jumped to $16.5 million in the second quarter of 2004 from $12.8 million in the second quarter of 2003, an increase of 29.1%

         o New business revenue was $37.1 million, a 12.7% decrease from second quarter 2003

         o Total revenue was $70.5 million, an 8.7% decrease from the prior comparable period

         o Second quarter operating expenses included $1.0 million of costs associated with the settlement of litigation and $650 thousand of costs associated with Sarbanes-Oxley Section 404 compliance. There were no such costs in the second quarter of 2003.

         o Operating income totaled $8.0 million, a 5.6% decrease from the same period in 2003

         o Pre-tax income equaled $2.6 million, a 2.1% increase from the second quarter of 2003

         o Net income was $1.7 million, a 16.6% decrease from the prior year period resulting in earnings per diluted share of $.09 compared to $0.11 in 2003

         o The Company participated in a pooled trust preferred offering, raising $17.5 million; using the proceeds to pay down bank debt. The initial coupon interest rate is 5.09%, with a bullet amortization of principal in 30 years.

         o The Company paid off all of its bank debt at June 30, 2004 and has $72 million of available credit on its bank facility.

FINANCIAL SUMMARY OF OPERATIONS ($ IN MILLIONS EXCEPT EPS)


                                                 THREE MONTHS ENDED         SIX MONTHS ENDED
                                                      JUNE 30,                  JUNE 30,
                                                 -------------------      --------------------
                                                   2004       2003          2004        2003
                                                 --------   --------      --------    --------
Total Revenue..........................           $70.5       $77.3       $155.3         $161.9
Operating Income.......................             8.0         8.5         22.4           20.3
Net income.............................             1.7         2.0          6.1            5.6
EPS (Diluted)..........................           $0.09       $0.11       $ 0.32         $ 0.30


                                                   as of    6/30/04        12/31/03
                                                            -------       ---------
     Unrestricted Cash......................                  $  5.5         $  3.2
     Restricted Cash *......................                    12.6           19.0
     Trust Preferred Debt...................                    45.0           27.0
     Other Recourse Debt....................                     5.3           36.8
     Non-Recourse Debt **...................                   279.2          288.7
     Recourse Debt/Capitalization ratio.....                    15.9%          19.8%
     Total Debt/Capitalization ratio........                    55.3%          57.7%

----------------------
*        cash designated for the Company's securitization payments
** debt incurred as a result of a securitization of specified inforce revenues, which is non-recourse to the Company's general assets

The Company reported second quarter 2004 revenue of $70.5 million, which is a decrease of 8.7% from the second quarter of 2003. First year revenue was $37.1 million, a 12.7% decrease over second quarter 2003. First year revenue growth was strong in the Company's consulting practices, but offset by a significant shortfall in its banking practice. Renewal revenue was $33.4 million, down 3.7% from the previous year, but in-line with management's expectations.

Quarterly results ($ millions)              6/30/04        6/30/03        DIFFERENCE      % CHANGE
                                            -------        -------        ----------      --------
New business..........................       $37.1          $42.6          - $5.5         - 12.7%
Renewals and other....................       $33.4          $34.7          - $1.3         -  3.7%

Commission expense was $14.8 million during the period, compared to $21.7 million in the same period of 2003. As a percent of revenue, commission expense declined to 21.0% compared to 28.1% in second quarter 2003, reflecting a higher percentage of renewal revenue and more sales from employees as compared to independent consultants. Both of these factors generally result in lower commission cost, and in addition there is a higher percentage of consulting revenue not subject to commission. Operating expense for the period was $43.1 million, as compared to $41.8 million during the second quarter 2003. Second quarter 2004 operating expense includes $1.0 million of legal expense paid in conjunction with litigation that was settled during the quarter, and $650 thousand related to Sarbanes Oxley Section 404 compliance efforts. Second quarter 2003 operating expenses reflect a $1.5 million benefit from a favorable lawsuit settlement in that period. Operating income decreased 5.6% to $8.0 million from $8.5 million in the same period last year. Net income was $1.7 million, or $0.09 per diluted share, versus net income of $2.0 million, or $0.11 per diluted share, in second quarter 2003. Second quarter 2003 net income was favorably impacted by $500 thousand ($0.03 per diluted share) due to a net state tax refund recognized in that period.

For the six months ended June 30, 2004, operating margin improved to 14.4% from 12.6% in the comparable period of 2003. Diluted earnings per share increased to $0.32 per share from $0.30 per share for the same period in 2003.

"The second quarter of 2003 was an extremely strong quarter for our banking practice due to the declining interest rate environment last year and potential shortfalls in capacity forecasted for the second half of 2003, which makes this year's comparison somewhat difficult," noted Tom Pyra, COO of Clark Consulting. "Our run rate on fixed expenses continues to improve and we are working on initiatives that will reduce our cost structure going forward.

"If interest rates rise in the second half of 2004 as many economists are predicting, demand for our products from big banks should increase as this sector has been virtually dormant the last three years. We are continuing to aggressively manage our cost structure and are optimistic that new sales activity will gain momentum as the year progresses" said Tom Wamberg, Chairman and CEO. "As companies focus on keeping their best people in a tightening labor market, the attractiveness of our products should become evident to many companies. Given that our insurance business tends to lag improvements in the economy by a year, we expect these improving economic trends will lead to greater revenue over the next several years".

A conference call discussing the Company's second quarter 2004 results will take place this morning, July 29, 2004 at 10:00 am CST. The call will be webcast live and can be listened to by accessing the Company's website at www.clarkconsulting.com.

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, funding and plan administration. With more than 3,950 corporate, banking and healthcare clients, the Company's mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company's dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressure, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company's management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company's Internet site: http://www.clarkconsulting.com.

                                      # # #

                                  CLARK, INC.
                                 BALANCE SHEET
                                   UNAUDITED
                     ($ in thousands except share amounts)

                                                     June 30,     December 31,
                                                       2004          2003
                                                     --------     -----------
                                     ASSETS
Current Assets
  Cash and cash equivalents .....................    $ 5,513       $ 3,156
  Restricted cash ...............................     12,625        18,966
  Accounts and notes receivable, Net ............     38,666        47,478
  Prepaid income taxes ..........................      4,361         2,931
  Deferred income taxes .........................        253           253
  Other current assets ..........................      2,478         3,149
                                                    --------      --------
    Total Current Assets ........................     63,896        75,933
                                                    --------      --------
Intangible Assets, Net ...........................   589,116       589,803
Equipment and Leasehold Improvements, Net ........    12,203        13,284
Other Assets .....................................    19,674        20,283
                                                    --------      --------
    TOTAL ASSETS .................................  $684,889      $699,303
                                                    ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Accounts payable ...............................  $  3,832      $  8,129
  Accrued liabilities ............................    44,986        46,648
  Deferred revenue ...............................     4,020         1,980
  Recourse debt maturing within one year .........     1,233         8,120
  Non-recourse debt maturing within one year .....    10,064         8,433
                                                    --------      --------
    Total Current Liabilities ....................    64,135        73,310
                                                    --------      --------

Trust Preferred debt .............................    45,000        27,000
Other long-term recourse debt ....................     4,091        28,672
Long-term Non-recourse debt ......................   269,154       280,296
Deferred income taxes ............................    19,163        14,057
Deferred Compensation ............................     8,628         6,563
Interest rate swap ...............................        --           157
Other non-current liabilities ....................     8,484        10,980

STOCKHOLDERS' EQUITY
  Common stock ...................................       187           186
  Paid-in capital ................................   192,630       190,876
  Retained earnings ..............................    75,719        69,643
  Other comprehensive income .....................      (110)         (245)
  Treasury stock .................................    (2,192)       (2,192)
                                                    --------      --------
    TOTAL STOCKHOLDERS' EQUITY ...................   266,234       258,268
                                                    --------      --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...  $684,889      $699,303
                                                    ========      ========

                                   CLARK, INC.
                                INCOME STATEMENT
                                    UNAUDITED
                     ($ in thousands except share amounts)

                                        For the three months ended         For the six months ended
                                                 June 30,                          June 30,
                                       ----------------------------      ----------------------------
                                           2004            2003             2004             2003
                                       ------------     ----------       ------------     ----------

Total revenue .....................   $     70,549    $     77,258    $    155,252    $    161,896
Commission and fee expense ........         14,809          21,716          38,028          46,822
General and administrative expense          43,140          41,829          85,743          84,378
Amortization of intangibles .......          4,564           5,197           9,106          10,375
                                      ------------    ------------    ------------    ------------
  INCOME FROM OPERATIONS ..........          8,036           8,516          22,375          20,321
                                      ------------    ------------    ------------    ------------
Other income/(expense) ............              3              94          (1,465)            181
Interest and other income .........             49              52             106             152
Interest expense ..................         (5,537)         (6,164)        (11,138)        (12,167)
                                      ------------    ------------    ------------    ------------
  Pre-tax income ..................          2,551           2,498           9,878           8,487
Income tax expense ................            890             506           3,803           2,914
                                      ------------    ------------    ------------    ------------
  NET INCOME ......................   $      1,661    $      1,992    $      6,075    $      5,573
                                      ------------    ------------    ------------    ------------
Basic net income per common share
  Net income ......................   $       0.09    $       0.11    $       0.33    $       0.31
  Weighted average shares .........     18,569,701      18,325,747      18,530,412      18,221,031
Diluted net income per common share
  Net income ......................   $       0.09    $       0.11    $       0.32    $       0.30
  Weighted average shares .........     18,880,476      18,509,674      18,877,991      18,555,033

                                   CLARK, INC.
                            INCOME STATEMENT DETAIL
                                    UNAUDITED
                     ($ in thousands except share amounts)

                                        For the three months ended         For the six months ended
                                                 June 30,                          June 30,
                                       ----------------------------      ----------------------------
                                           2004            2003             2004             2003
                                       ------------     ----------       ------------     ----------
EXECUTIVE BENEFITS PRACTICE
  First year revenue .........          $  4,623         $  4,327          $ 17,372       $ 12,822
  Renewal revenue ............             8,145            9,876            22,203         28,661
                                        --------         --------          --------       --------
    Total revenue ............            12,768           14,203            39,575         41,483
  Commission expense .........             5,016            5,865            15,857         17,910
  Operating expense ..........             8,185            8,454            15,752         17,569
  Amortization ...............               966            1,025             1,910          2,031
                                        --------         --------          --------       --------
    Operating income/(loss)...          $ (1,399)        $ (1,141)         $  6,056       $  3,973
                                        ========         ========          ========       ========

BANKING PRACTICE
  First year revenue ........           $  9,613         $ 19,642          $ 23,638       $ 32,291
  Renewal revenue ...........             22,257           22,374            42,016         42,171
                                        --------         --------          --------       --------
    Total revenue ...........             31,870           42,016            65,654         74,462
  Commission expense ........              8,814           15,017            20,389         26,772
  Operating expense .........             11,224           10,199            23,772         21,329
  Amortization ..............              3,072            3,615             6,144          7,229
                                        --------         --------          --------       --------
    Operating income ........           $  8,760         $ 13,185          $ 15,349       $ 19,132
                                        ========         ========          ========       ========

HEALTHCARE GROUP
  First year revenue ........           $  6,825         $  6,622          $ 13,078       $ 13,345
  Renewal revenue ...........              2,581            1,984             6,321          5,172
                                        --------         --------          --------       --------
    Total revenue ...........              9,406            8,606            19,399         18,517
  Commission expense ........                925              834             1,631          2,140
  Operating expense .........              6,857            6,316            13,445         13,070
  Amortization ..............                389              421               779            841
                                        --------         --------          --------       --------
    Operating income ........           $  1,235         $  1,035          $  3,544       $  2,466
                                        ========         ========          ========       ========

PEARL MEYER PARTNERS
  Total revenue .............           $  9,183         $  4,153          $ 15,773       $ 10,616
  Operating expense .........              7,229            3,447            13,288          9,443
  Amortization ..............                 --               --                --             --
                                        --------         --------          --------       --------
    Operating income ........           $  1,954         $    706          $  2,485       $  1,173
                                        --------         --------          --------       --------

                                  CLARK, INC.
                       INCOME STATEMENT DETAIL - Cont'd.
                UNAUDITED ($ in thousands except share amounts)

                                        For the three months ended         For the six months ended
                                                 June 30,                          June 30,
                                       ----------------------------      ----------------------------
                                           2004            2003             2004             2003
                                       ------------     ----------       ------------     ----------
HUMAN CAPITAL PRACTICE
  Total revenue ...........             $  2,195         $  5,176          $  4,332       $  8,074
  Commission expense ......                   54             --                 151           --
  Operating expense .......                2,209            6,767             4,320         10,217
                                        --------         --------          --------       --------
    Operating income/(loss)             $    (68)        $ (1,591)         $   (139)      $ (2,143)
                                        ========         ========          ========       ========

FEDERAL POLICY GROUP
  Total revenue ...........             $  4,311         $  2,406          $  7,766       $  6,997
  Operating expense .......                2,290            1,844             4,983          3,553
  Amortization ............                   96               96               192            192
                                        --------         --------          --------       --------
    Operating income ......             $  1,925         $    466          $  2,591       $  3,252
                                        ========         ========          ========       ========
BROKER DEALER
  Total revenue ...........             $    808         $    537          $  2,545       $  1,390
  Operating expense .......                  951              932             1,872          1,675
  Amortization ............                   --               --                --             --
                                        --------         --------          --------       --------
    Operating income/(loss)             $   (143)        $   (395)         $    673       $   (285)
                                        ========         ========          ========       ========
CORPORATE
  Total revenue ...........             $      8         $    161          $    208       $    357
  Operating expense .......                4,195            3,870             8,311          7,522
  Amortization ............                   41               40                81             82
                                        --------         --------          --------       --------
    Operating income/(loss)             $ (4,228)        $ (3,749)         $ (8,184)      $ (7,247)
                                        --------         --------          --------       --------